As filed with the Securities and Exchange Commission on May 1, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGM MIRAGE
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	88-0215232 (I.R.S. Employee Identification Number)
SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary N. Jacobs, Esq.
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Janet S. McCloud, Esq.
Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP
10250 Constellation Boulevard, 19th Floor
Los Angeles, California 90067
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered
Proposed Maximum Offering Price Per Unit
Title of Each Class of	Proposed Maximum Aggregate Offering Price
Securities to be Registered	Amount of Registration Fee
Debt Securities
Guarantees of Debt Securities(2)	(1)
Common Stock, $0.01 par value
Warrants
Units
Rights to Purchase Common Stock
Securities Purchase Contracts

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)	Guarantees of the payment of principal and interest on the Debt Securities may be provided by subsidiaries of the registrant. No separate consideration will be received for such guarantees and, pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for such guarantees.

ADDITIONAL REGISTRANTS

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	Organization	Number
350 LEASING COMPANY 1, LLC	Nevada	26-0257649
350 LEASING COMPANY II, LLC	Nevada	26-0881385
550 LEASING COMPANY I, LLC	Nevada	88-0121916
AC HOLDING CORP.	Nevada	88-0220212
AC HOLDING CORP. II	Nevada	88-0220229
ARIA RESORT & CASINO, LLC	Nevada	88-0401505
BEAU RIVAGE DISTRIBUTION CORP.	Mississippi	64-0898763
BEAU RIVAGE RESORTS, INC.	Mississippi	88-0340296
BELLAGIO, LLC	Nevada	94-3373852
BUNGALOW, INC.	Mississippi	64-0410882
CIRCUS CIRCUS CASINOS, INC.	Nevada	88-0191825
CIRCUS CIRCUS MISSISSIPPI, INC.	Mississippi	64-0831942
CITYCENTER REALTY CORPORATION	Nevada	20-5106648
DESTRON, INC.	Nevada	88-0234293
DIAMOND GOLD, INC.	Nevada	88-0242688
GALLEON, INC.	Nevada	88-0307225
GOLD STRIKE AVIATION INCORPORATED	Nevada	88-0257273
GOLD STRIKE FUEL COMPANY, LLC	Nevada	88-0230231
GOLD STRIKE, L.V.	Nevada	88-0343891
GRAND LAUNDRY, INC.	Nevada	88-0298834
IKM/MGM MANAGEMENT, LLC	Nevada	26-0872415
IKM/MGM LLC	Nevada	26-0872384
JEAN DEVELOPMENT COMPANY, LLC	Nevada	88-0223200
JEAN DEVELOPMENT NORTH, LLC	Nevada	88-0312945
JEAN DEVELOPMENT WEST, LLC	Nevada	88-0241415
JEAN FUEL COMPANY WEST, LLC	Nevada	88-0269160
LV CONCRETE CORP.	Nevada	88-0337406
M.I.R. TRAVEL	Nevada	88-0276369
M.S.E. INVESTMENTS, INCORPORATED	Nevada	88-0142077
MAC, CORP.	New Jersey	22-3424950
MANDALAY CORP.	Nevada	88-0384693
MANDALAY EMPLOYMENT, LLC	Nevada	26-2196014
MANDALAY MARKETING AND EVENTS	Nevada	88-0350241
MANDALAY PLACE	Nevada	88-0383769
MANDALAY RESORT GROUP	Nevada	88-0121916
METROPOLITAN MARKETING, LLC	Nevada	22-3756320
MGM GRAND ATLANTIC CITY, INC.	New Jersey	88-0354792
MGM GRAND CONDOMINIUMS, LLC	Nevada	55-0806676
MGM GRAND CONDOMINIUMS II, LLC	Nevada	20-2116101
MGM GRAND CONDOMINIUMS III, LLC	Nevada	05-0627790
MGM GRAND CONDOMINIUMS EAST-TOWER 1, LLC	Nevada	20-5106711
MGM GRAND DETROIT, INC.	Delaware	91-1829051
MGM GRAND HOTEL, LLC	Nevada	94-3373856
MGM GRAND NEW YORK, LLC	Nevada	03-0524149
MGM GRAND RESORTS, LLC	Nevada	88-0491101
MGM GRAND RESORTS DEVELOPMENT	Nevada	88-0325809
MGM MIRAGE ADVERTISING, INC.	Nevada	88-0162200
MGM MIRAGE AIRCRAFT HOLDINGS, LLC	Nevada	11-3739807
MGM MIRAGE AVIATION CORP.	Nevada	88-0173596
MGM MIRAGE CORPORATE SERVICES	Nevada	88-0225681
MGM MIRAGE DESIGN GROUP	Nevada	88-0406202
MGM MIRAGE DEVELOPMENT, LLC	Nevada	88-0368826
MGM MIRAGE ENTERTAINMENT AND SPORTS	Nevada	88-0245169
MGM MIRAGE INTERNATIONAL MARKETING, INC.	Nevada	86-0868640
MGM MIRAGE LAND HOLDINGS, LLC	Nevada	51-0649237
MGM MIRAGE MANAGEMENT AND TECHNICAL SERVICES, LLC	Nevada	20-4986873
MGM MIRAGE MANUFACTURING CORP.	Nevada	88-0195439
MGM MIRAGE OPERATIONS, INC.	Nevada	88-0471660
MGM MIRAGE RETAIL	Nevada	88-0385232

i

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	Organization	Number
MH, INC.	Nevada	88-0245162
MIRAGE LAUNDRY SERVICES CORP.	Nevada	88-0287118
MIRAGE LEASING CORP.	Nevada	88-0424843
MIRAGE RESORTS, INCORPORATED	Nevada	88-0058016
MMNY LAND COMPANY, INC.	New York	33-1043606
MRGS, LLC	Nevada	88-0321295
NEVADA LANDING PARTNERSHIP	Illinois	88-0311065
NEW CASTLE CORP.	Nevada	88-0239831
NEW PRMA LAS VEGAS, INC.	Nevada	88-0430015
NEW YORK — NEW YORK HOTEL & CASINO, LLC	Nevada	88-0329896
NEW YORK — NEW YORK TOWER, LLC	Nevada	84-1646058
PRMA, LLC	Nevada	88-0430017
PRMA LAND DEVELOPMENT COMPANY	Nevada	88-0325842
PROJECT CC, LLC	Nevada	84-1669056
RAILROAD PASS INVESTMENT GROUP, LLC	Nevada	88-0208350
RAMPARTS, INC.	Nevada	88-0237030
SIGNATURE TOWER I, LLC	Nevada	20-5382807
SIGNATURE TOWER 2, LLC	Nevada	26-3300673
SIGNATURE TOWER 3, LLC	Nevada	26-3300756
SLOTS-A-FUN, INC.	Nevada	88-0124979
THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC	Nevada	74-3242574
THE MIRAGE CASINO-HOTEL	Nevada	88-0224157
THE SIGNATURE CONDOMINIUMS, LLC	Nevada	33-1129331
TOWER B, LLC	Nevada	42-1747200
TOWER C, LLC	Nevada	42-1747202
VDARA CONDO HOTEL, LLC	Nevada	20-8277206
VICTORIA PARTNERS	Nevada	88-0346764
VIDIAD	Nevada	88-0428375
VINTAGE LAND HOLDINGS, LLC	Nevada	20-8920761
VINTAGE LAND HOLDINGS II, LLC	Nevada	88-0428375

ii

PROSPECTUS
MGM MIRAGE
Common Stock
Debt Securities
Guarantees
Warrants
Units
Rights to Purchase Common Stock
Securities Purchase Contracts
          We may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities, warrants, rights to purchase common stock or securities purchase contracts. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries. Our common stock is listed and traded on the New York Stock Exchange under the symbol “MGM.”
          We may offer the securities separately or as units, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specifications of the securities.
          This prospectus describes only some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.
          We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
          Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          None of the Nevada Gaming Commission, the Nevada Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.
The date of this prospectus is May 1, 2009.

Page
About This Prospectus	3
Where You Can Find Additional Information	3
Incorporation Of Information By Reference	3
Use Of Proceeds	5
Ratio Of Earnings To Fixed Charges	5
Description Of Securities	6
Legal Matters	6
Experts	6
EX-4.1
EX-4.8
EX-5
EX-12
EX-23.2
EX-25

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “Commission,” using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities registered in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with only a general description of the securities we or any selling security holder may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Information by Reference.”
          This prospectus, and any accompanying prospectus supplement or other offering materials, do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the Commission. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, therefore, file reports and other information with the Commission. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Our Commission filings are also available over the Internet at the Commission’s web site at www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange, or the “NYSE.” You can also inspect the information we file with the Commission at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Our internet address is www.mgmmirage.com. However, unless otherwise specifically set forth herein, the information on our internet site is not a part of this prospectus or any accompanying prospectus supplement.
INCORPORATION OF INFORMATION BY REFERENCE
          The Commission allows us to “incorporate by reference” into this prospectus the information that we file with the Commission. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the Commission. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Commission after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus or in documents filed earlier with the Commission.
     We incorporate by reference the documents listed below:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 17, 2009, as amended by Form 10-K/A filed with the Commission on April 24, 2009;

•	Our Current Reports on Form 8-K filed with the Commission on January 7, 2009, January 9, 2009, February 27, 2009, March 17, 2009, March 18, 2009, March 25, 2009, April 1, 2009, April 6, 2009; April 10, 2009; and April 15, 2009.

•	The description of our common stock contained in our Registration Statement on Form 8-A/A filed with the Commission on May 11, 2005.
          We are also incorporating by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish with the Commission be incorporated by reference into, or otherwise included in, this prospectus. Each document referred to above is available over the Internet on the Commission’s website at www.sec.gov, and on our website at www.mgmmirage.com. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:
Gary N. Jacobs
Executive Vice President, General Counsel and Secretary
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120

USE OF PROCEEDS
     Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures, subject to the terms of our senior credit facility. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If the net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,
	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges	2.21x	1.89x	1.96x	3.16x	(1)

(1)	Earnings were inadequate to cover fixed charges of $795 million for the fiscal year ended December 31, 2008.
     Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs.

DESCRIPTION OF SECURITIES
     We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, warrants, units, rights to purchase common stock and securities purchase contracts that may be offered under this prospectus.
     Debt securities will be governed by and issued under one or more indentures between us and U.S. Bank National Association, as trustee, or another trustee named in the prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the Indenture. A copy of the form of Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental Indenture relating to the Indenture will be filed in the future with the Commission. See “Where You Can Find Additional Information” for information on how to obtain a copy.
LEGAL MATTERS
     Certain legal matters with respect to securities offered hereby will be passed upon for us by Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP, Los Angeles, California, and for any selling security holder, by the counsel named in the applicable prospectus supplement. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.
     Attorneys in Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP providing services to MGM MIRAGE in connection with this prospectus beneficially own an aggregate of approximately 11,530 shares of our common stock.
EXPERTS
     The audited consolidated financial statements and schedule of MGM MIRAGE as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which express an unqualified opinion and include (a) an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern; and (b) an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth an estimate of costs and expenses to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we may sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates:

Securities and Exchange Commission Fee	$ *
Printing and Engraving Expenses	$**
Legal Fees and Expenses	$**
Accounting Fees and Expenses	$**
Trustee Fees and Expenses	$**
Miscellaneous	$**

Total	$**

*	In accordance with Rule 456(b) and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines, and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.
     Article II, Section 12 of the Bylaws of MGM MIRAGE provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.
     In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM MIRAGE limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director’s liability to MGM MIRAGE or its security holders for monetary damage except (i) for any breach of the director’s duty of loyalty to MGM MIRAGE or its security holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a

I

director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM MIRAGE pursuant to the foregoing provisions, MGM MIRAGE has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.

Incorporated by Reference
Exhibit				Date of	Exhibit		Filed
Number	Exhibit Description	Form	File No.	Filing	Number		Herewith
1	Underwriting Agreement.*						*
4.1	Certificate of Incorporation, as amended through 1997.						X
4.2	Certificate of Amendment to Certificate of Incorporation dated January 7, 2000 relating to an increase in the authorized number of shares of common stock.	10-K	001-10362	March 22, 2000	3	(2)
4.3	Certificate of Amendment to Certificate of Incorporation dated January 7, 2000 relating to a 2-for-1 stock split.	10-K	001-10362	March 22, 2000	3	(3)
4.4	Certificate of Amendment to Certificate of Incorporation dated August 1, 2000.	10-Q	001-10362	November 13, 2000	3(i	)(4)
4.5	Certificate of Amendment to Certificate of Incorporation dated June 3, 2003 relating to compliance with provisions of the New Jersey Casino Control Act relating to holders of the Company’s securities	10-Q	001-10362	August 12, 2003	3.1
4.6	Certificate of Amendment to Certificate of Incorporation dated May 3, 2005.	8-A/A	001-10362	May 11, 2005	3.10
4.7	Amended and Restated Bylaws of the Company, effective May 11, 2004.	10-Q	001-10362	August 8, 2004	3.1
4.8	Form of Indenture.						X
4.9	Form of Warrant.						*
4.10	Form of Warrant Agreement.						*
4.11	Form of Rights Agreement.						*
4.12	Form of Stock Purchase Agreement.						*
4.13	Form of Unit Agreement.						*
5	Legal opinion of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP.						X
12	Computation of ratio of earnings to fixed charges.						X
23.1	Consent of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP (contained in Exhibit 5).						X
23.2	Consent of Deloitte & Touche LLP.						X
24	Power of Attorney (contained in the signature pages to this Registration Statement).						X
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended.						X

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on 8-K and incorporated herein by reference.

II

Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement

III

made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

IV

     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

V

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM MIRAGE
By:	/s/ James J. Murren
James J. Murren
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	Chief Executive Officer, President, Chief Operating Officer and Chairman of the Board (Principal Executive Officer)	May 1, 2009

/s/ Daniel J. D’Arrigo Daniel J. D’Arrigo	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 1, 2009

/s/ Robert C. Selwood Robert C. Selwood	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 1, 2009

/s/ Robert H. Baldwin Robert H. Baldwin	Chief Design and Construction Officer and Director	May 1, 2009

/s/ Willie D. Davis	Director	May 1, 2009

Willie D. Davis

/s/ Kenny C. Guinn	Director	May 1, 2009

Kenny C. Guinn

/s/ Alexander M. Haig	Director	May 1, 2009

Alexander M. Haig, Jr.

/s/ Alexis M. Herman	Director	May 1, 2009

Alexis M. Herman

VI

Signature	Title	Date

/s/ Roland Hernandez	Director	May 1, 2009

Roland Hernandez

/s/ Gary S. Jacobs Gary N. Jacobs	Executive Vice President, General Counsel, Secretary and Director	May 1, 2009

/s/ Kirk Kerkorian	Director	May 1, 2009

Kirk Kerkorian

/s/ Anthony Mandkic	Director	May 1, 2009

Anthony Mandekic

/s/ Rose McKinney-James	Director	May 1, 2009

Rose McKinney-James

/s/ Daniel J. Taylor	Director	May 1, 2009

Daniel J. Taylor

/s/ Melvin B. Wolzinger	Director	May 1, 2009

Melvin B. Wolzinger

VII

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

AC HOLDING CORP.
AC HOLDING CORP. II
BUNGALOW, INC.
CIRCUS CIRCUS CASINOS, INC.
DIAMOND GOLD, INC.
GALLEON, INC.
GOLD STRIKE AVIATION INCORPORATED
LV CONCRETE CORP.
MANDALAY MARKETING AND EVENTS
MANDALAY PLACE
MANDALAY RESORT GROUP
M.S.E. INVESTMENTS, INCORPORATED
MGM GRAND DETROIT, INC.
MGM MIRAGE AVIATION CORP.
MGM MIRAGE CORPORATE SERVICES
MGM MIRAGE MANUFACTURING CORP.
MH, INC.
M.I.R. TRAVEL
MIRAGE LAUNDRY SERVICES CORP.
MIRAGE LEASING CORP.
MMNY LAND COMPANY, INC.
NEW PRMA LAS VEGAS, INC.
PRMA LAND DEVELOPMENT COMPANY
SLOTS-A-FUN, INC.

By:	/s/ James J. Murren
James J. Murren
President

VIII

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director (Principal Executive Officer)	May 1, 2009

/s/ Cathyrn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

IX

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

550 LEASING COMPANY I, LLC MANDALAY EMPLOYMENT, LLC By: MANDALAY RESORT GROUP Its: MEMBER
By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director of Mandalay Resort Group (Principal Executive Officer)	May 1, 2009

/s/ Cathyryn J. Santoro Cathryn J. Santoro	Treasurer of Mandalay Resort Group (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director of Mandalay Resort Group	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director of Mandalay Resort Group	May 1, 2009

X

     Pursuant to the requirements of the Securities Act of 1933, as amended, MRGS, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MRGS, LLC
By:	/s/ Anton Nikodemus
Anton Nikodemus
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anton Nikodemus Anton Nikodemus	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Steve Pearch Steve Pearce	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XI

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM MIRAGE ADVERTISING, INC. VIDIAD
By:	/s/ Aldo Manzini
Aldo Manzini
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Aldo Manzini Aldo Manzini	President (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XII

     Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Distribution Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

BEAU RIVAGE DISTRIBUTION CORP.
By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

XIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Resorts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

BEAU RIVAGE RESORTS, INC.
By:	/s/ George Corchis
George Corchis
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Corchis George Corchis	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Jorge Perez Jorge Perez	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

XIV

     Pursuant to the requirements of the Securities Act of 1933, as amended, BELLAGIO, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

BELLAGIO, LLC
By:	/s/ Randy Morton
Randy Morton
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Randy Morton Randy Morton	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Michael Longi Michael Longi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XV

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meets all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

DESTRON, INC. MGM MIRAGE INTERNATIONAL MARKETING, INC.
By:	/s/ Al Faccinto, Jr.
Al Faccinto, Jr.
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Al Faccinto, Jr. Al Faccinto, Jr.	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XVI

     Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

GRAND LAUNDRY, INC.
By:	/s/ Gamal Abdelaziz
Gamal Abdelaziz
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz	President	May 1, 2009
Gamal Abdelaziz	(Principal Executive Officer)

/s/ Corey Sanders Corey Sanders	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren	Director	May 1, 2009
James J. Murren

/s/ Gary Jacobs	Director	May 1, 2009
Gary N. Jacobs

XVII

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

SIGNATURE TOWER 2, LLC SIGNATURE TOWER 3, LLC TOWER B, LLC TOWER C, LLC
By:	/s/ Gamal Abdelaziz
Gamal Abdelaziz
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz	President	May 1, 2009
Gamal Abdelaziz	(Principal Executive Officer)

Cathryn J. Santoro	Treasurer	May 1, 2009
Cathryn J. Santoro	(Principal Financial and Accounting Officer)

/s/ James J. Murren	Manager	May 1, 2009
James J. Murren

/s/ Gary N. Jacobs	Manager	May 1, 2009
Gary N. Jacobs

XVIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MANDALAY CORP.
By:	/s/ William Hornbuckle
William Hornbuckle
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Hornbuckle	President and Chief Operating Officer	May 1, 2009
William Hornbuckle	(Principal Executive Officer)

/s/ Carlos Castro Carlos Castro	Senior Vice President and Chief Financial Officer (Principal Financial and	May 1, 2009
Accounting Officer)

/s/ James J. Murren	Director	May 1, 2009
James J. Murren

/s/ Gary N. Jacobs	Director	May 1, 2009
Gary N. Jacobs

/s/ Corey Sanders	Director	May 1, 2009
Corey Sanders

XIX

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

NEW YORK-NEW YORK HOTEL & CASINO, LLC NEW YORK-NEW YORK TOWER, LLC
By:	/s/ Cynthia Kiser Murphey
Cynthia Kiser Murphey
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cynthia Kiser Murphey	President and Chief Operating Officer	May 1, 2009
Cynthia Kiser Murphey	(Principal Executive Officer)

/s/ Courtney Wenleder	Vice President and Chief Financial Officer	May 1, 2009
Courtney Wenleder	(Principal Financial and Accounting Officer)

/s/ James J. Murren	Manager	May 1, 2009
James J. Murren

/s/ Gary N. Jacobs	Manager	May 1, 2009
Gary N. Jacobs

XX

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Atlantic City, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM GRAND ATLANTIC CITY, INC.
By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren	President and Director	May 1, 2009
James J. Murren	(Principal Executive Officer)

/s/ Kennerth A. Rosevear	Senior Vice President and Chief Financial Officer	May 1, 2009
Kenneth A. Rosevear	(Principal Financial and Accounting Officer)

/s/ Gary N. Jacobs	Director	May 1, 2009
Gary N. Jacobs

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXI

     Pursuant to the requirements of the Securities Act of 1933, as amended, MAC, Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MAC, CORP.
By:	/s/ Kenneth A. Rosevear
Kenneth A. Rosevear
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth A. Rosevear Kenneth A. Rosevear	Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ William J. Hornbuckle William J. Hornbuckle	President, Chief Operating Officer and Director	May 1, 2009

XXII

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

GOLD STRIKE FUEL COMPANY, LLC
JEAN DEVELOPMENT COMPANY, LLC
JEAN DEVELOPMENT NORTH, LLC
JEAN DEVELOPMENT WEST, LLC
JEAN FUEL COMPANY WEST, LLC
METROPOLITAN MARKETING, LLC
MGM GRAND RESORTS, LLC
MGM MIRAGE AIRCRAFT HOLDINGS, LLC
PRMA, LLC
RAILROAD PASS INVESTMENT GROUP, LLC
THE SIGNATURE CONDOMINIUMS, LLC

By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Manager (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XXIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM GRAND HOTEL, LLC
By:	/s/ Gamal Abdelaziz
Gamal Abdelaziz
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. Manus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal Abdelaziz	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Mike Neubecker Mike Neubecker	Senior Vice President — Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XXIV

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM GRAND NEW YORK, LLC MGM MIRAGE MANAGEMENT AND TECHNICAL SERVICES, LLC
By:	/s/ Scott Snow
Scott Snow
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Snow Scott Snow	President (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XXV

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Design Group certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM MIRAGE DESIGN GROUP
By:	/s/ William R. Smith
William R. Smith
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William R. Smith William R. Smith	President (Principal Executive Officer)	May 1, 2009

/s/ Blair Stanert Blair Stanert	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXVI

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Entertainment and Sports certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM MIRAGE ENTERTAINMENT AND SPORTS
By:	/s/ Richard Sturm
Richard Sturm
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Sturm Richard Sturm	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXVII

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Operations, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM MIRAGE OPERATIONS, INC.
By:	/s/ Gary N. Jacobs
Gary N. Jacobs
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary N. Jacobs Gary N. Jacobs	President and Director (Principal Executive Officer)	May 1, 2009

/s/ Corey Sanders Corey Sanders	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

XXVIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Retail certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM MIRAGE RETAIL
By:	/s/ Frank Visconti
Frank Visconti
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Visconti Frank Visconti	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXIX

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

THE MIRAGE CASINO-HOTEL
By:	/s/ Scott Sibella
Scott Sibella
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Sibella Scott Sibella	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ William Boasberg William Boasberg	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXX

     Pursuant to the requirements of the Securities Act of 1933, as amended, New Castle Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

NEW CASTLE CORP.
By:	/s/ Renee West
Renee West
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Renee West Renee West	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXXI

     Pursuant to the requirements of the Securities Act of 1933, as amended, Ramparts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

RAMPARTS, INC.
By:	/s/ Feliz Rappaport
Felix Rappaport
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Feliz Rappaport Felix Rappaport	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Yvette Harris Yvette Harris	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXXII

     Pursuant to the requirements of the Securities Act of 1933, as amended, Nevada Landing Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

NEVADA LANDING PARTNERSHIP By: MSE INVESTMENTS, INCORPORATED General Partner

By: DIAMOND GOLD, INC. General Partner
By:	/s/ James J. Murren
James J. Murren
President of each General Partner of Nevada Landing Partnership

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director of each General Partner of Nevada Landing Partnership (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer of each General Partner of Nevada Landing Partnership (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Nevada Landing Partnership	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director of each General Partner of Nevada Landing Partnership	May 1, 2009

XXXIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, Gold Strike L.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

GOLD STRIKE L.V. By: MSE INVESTMENTS, INCORPORATED General Partner
By: DIAMOND GOLD, INC. General Partner

By:	/s/ James J. Murren
James J. Murren
President of General Partner of Gold Strike L.V.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director of each General Partner of Gold Strike L.V. (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer of each General Partner Gold Strike L.V. (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Gold Strike L.V.	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director of each General Partner of Gold Strike L.V.	May 1, 2009

XXXIV

     Pursuant to the requirements of the Securities Act of 1933, as amended, Victoria Partners certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

VICTORIA PARTNERS By: MRGS, LLC General Partner
By:	/s/ Anton Nikodemus
Anton Nikodemus
President

By:	Gold Strike L.V.

By: Diamond Gold, Inc. General Partner
By: M.S.E. Investments, Incorporated General Partner
By:	/s/ James J. Murren
James J. Murren
President of each General Partner of Gold Strike L.V.

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and James J. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Anton Nikodemus Anton Nikodemus	President and Chief Operating Officer of MRGS, LLC (Principal Executive Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Treasurer and Manager of MRGS, LLC and President and Director of each General Partner of Gold Strike L.V. (Principal Executive Officer)	May 1, 2009

XXXV

Signature	Title	Date

/s/ Steve Pearce Steve Pearce	Vice President and Chief Financial Officer of MRGS, LLC (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer of each General Partner of Gold Strike L.V. (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager of MRGS, LLC and Director of each General Partner of Gold Strike L.V.	May 1, 2009

XXXVI

     Pursuant to the requirements of the Securities Act of 1933, as amended, Circus Circus Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

CIRCUS CIRCUS MISSISSIPPI, INC.
By:	/s/ George Corchis
George Corchis
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Corchis George Corchis	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Eric Wolfman Eric Wolfman	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

Gary N. Jacobs James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

XXXVII

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

PROJECT CC, LLC VDARA CONDO HOTEL, LLC
By:	/s/ Robert H. Baldwin
Robert H. Baldwin
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	President (Principal Executive Officer)	May 1, 2009

/s/ Chris Nordling Chris Nordling	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XXXVIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, CityCenter Realty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

CITYCENTER REALTY CORPORATION
By:	/s/ Robert H. Baldwin
Robert H. Baldwin
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	President (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Director	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

/s/ Corey Sanders Corey Sanders	Director	May 1, 2009

XXXIX

     Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MIRAGE RESORTS, INCORPORATED
By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren ( James J. Murren	President Principal Executive Officer and Director)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

XL

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM GRAND CONDOMINIUMS, LLC MGM GRAND CONDOMINIUMS II, LLC MGM GRAND CONDOMINIUMS III, LLC MGM GRAND CONDOMINIUMS EAST-TOWER 1, LLC
By:	/s/ Gamal Abdelziz
Gamal Abdelaziz
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal Abdelaziz	President (Principal Executive Officer)	May 1, 2009

/s/ Corey Sanders Corey Sanders	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XLI

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

350 LEASING COMPANY I, LLC 350 LEASING COMPANY II, LLC MGM MIRAGE LAND HOLDINGS, LLC VINTAGE LAND HOLDINGS, LLC VINTAGE LAND HOLDINGS II, LLC
By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Manager (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XLII

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

ARIA RESORT & CASINO, LLC
By:	/s/ William McBeath
William McBeath
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William McBeath William McBeath	President and Chief Operating Officer (Principal Executive Officer)	May 1, 2009

/s/ Jonathan Corchis Jonathan Corchis	Senior Vice President — Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XLIII

     Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

IKM MGM MANAGEMENT, LLC IKM MGM, LLC MGM MIRAGE DEVELOPMENT, LLC
By:	/s/ Kenneth Rosevear
Kenneth Rosevear
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth Rosevear Kenneth Rosevear	President (Principal Executive Officer)	May 1, 2009

/s/ Cathryn J. Santoro Cathryn J. Santoro	Treasurer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XLIV

     Pursuant to the requirements of the Securities Act of 1933, as amended, Signature Tower I, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

SIGNATURE TOWER I, LLC
By:	/s/ Gamal Abdelaziz
Gamal Abdelaziz
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal M. Abdelaziz	President (Principal Executive Officer)	May 1, 2009

/s/ John Shigley John Shigley	Exec. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XLV

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Crystals at
CityCenter Management, LLC certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on each of its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC
By:	/s/ Robert H. Baldwin
Robert H. Baldwin
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	Chief Executive Officer (Principal Executive Officer)	May 1, 2009

/s/ Chris Nordling Chris Nordling	Exec. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2009

/s/ James J. Murren James J. Murren	Manager	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Manager	May 1, 2009

XLVI

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Resorts Development certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 1, 2009.

MGM GRAND RESORTS DEVELOPMENT
By:	/s/ James J. Murren
James J. Murren
President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and John M. McManus their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director (Principal Executive Officer)	May 1, 2009

/s/ Corey Sanders Corey Sanders	Senior Vice President — Finance (Principal Financial and Accounting Officer)	May 1, 2009

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 1, 2009

XLVII

EXHIBIT INDEX

Incorporated by Reference
Exhibit				Date of	Exhibit		Filed
Number	Exhibit Description	Form	File No.	Filing	Number		Herewith

1	Underwriting Agreement.*						*
4.1	Certificate of Incorporation, as amended through 1997.						X
4.2	Certificate of Amendment to Certificate of Incorporation dated January 7, 2000 relating to an increase in the authorized number of shares of common stock.	10-K	001-10362	March 22, 2000	3	(2)
4.3	Certificate of Amendment to Certificate of Incorporation dated January 7, 2000 relating to a 2-for-1 stock split.	10-K	001-10362	March 22, 2000	3	(3)
4.4	Certificate of Amendment to Certificate of Incorporation dated August 1, 2000.	10-Q	001-10362	November 13, 2000	3(i	)(4)
4.5	Certificate of Amendment to Certificate of Incorporation dated June 3, 2003 relating to compliance with provisions of the New Jersey Casino Control Act relating to holders of the Company’s securities	10-Q	001-10362	August 12, 2003	3.1
4.6	Certificate of Amendment to Certificate of Incorporation dated May 3, 2005.	8-A/A	001-10362	May 11, 2005	3.10
4.7	Amended and Restated Bylaws of the Company, effective May 11, 2004.	10-Q	001-10362	August 9, 2004	3.1
4.8	Form of Indenture.						X
4.9	Form of Warrant.						*
4.10	Form of Warrant Agreement.						*
4.11	Form of Rights Agreement.						*
4.12	Form of Stock Purchase Agreement.						*
4.12	Form of Deposit Agreement.						*
4.13	Form of Unit Agreement.						*
5	Legal opinion of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP.						X
12	Computation of ratio of earnings to fixed charges.						X
23.1	Consent of Glaser, Weil, Fink, Jacobs, Howard & Shapiro, LLP (contained in Exhibit 5).						X
23.2	Consent of Deloitte & Touche LLP.						X
24	Power of Attorney (contained in the signature pages to this Registration Statement).						X
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended.						X

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on 8-K and incorporated herein by reference.

XLVIII